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                                                                Exhibit 4.02(b)

AFTER RECORDING, RETURN TO:
METLIFE CAPITAL FINANCIAL CORPORATION
10900 N.E. 4TH STREET, SUITE 500
BELLEVUE, WASHINGTON  98004
ATTENTION: REAL ESTATE DEPARTMENT
LOAN NUMBER: 2406499-001

                              COMMERCIAL MORTGAGE,
                              SECURITY AGREEMENT,
                        ASSIGNMENT OF LEASES AND RENTS,
                               AND FIXTURE FILING

     THIS MORTGAGE (herein "Instrument") is made as of August 31, 1995, by the Mortgagor, FRANK'S NURSERY & CRAFTS, INC., a Michigan corporation, whose address is 6501 E. Nevada, Detroit, Michigan 48234 (herein "Borrower"), in favor of and for the benefit of the Mortgagee METLIFE CAPITAL FINANCIAL CORPORATION, a Delaware corporation, whose address is, 10900 N.E. 4th Street, Suite 500, Bellevue, Washington 98004, Attention: Real Estate Department (herein "METLIFE").

     Borrower, in consideration of the indebtedness herein recited, irrevocably grants, releases, remises, alienates, mortgages, conveys and assigns unto METLIFE all of Borrower's estate, right, title and interest, now owned or hereafter acquired, including any reversion or remainder interest, in the real property located in Kane County, Illinois described on Exhibit A attached hereto and incorporated herein including all heretofore or hereafter vacated alleys and streets abutting the property, and all easements, rights, appurtenances, tenements, hereditaments, rents, royalties, mineral, oil and gas rights and profits, water, water rights, and water stock appurtenant to the property (collectively "Premises");

     TOGETHER with all of Borrower's estate, right, title and interest, now owned or hereafter acquired, in:

     a. all buildings, structures, improvements, parking areas, landscaping, equipment, fixtures and articles of property now or hereafter erected on, attached to, or used or adapted for use in the operation of the Premises; including but without being limited to, all heating, air conditioning and incinerating apparatus and equipment; all boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, water heaters, ranges, cooking apparatus and mechanical kitchen equipment, refrigerators, freezers, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, carpeting, floor coverings, underpadding, elevators, escalators, partitions, mantels, built-in mirrors, window shades, blinds, draperies, screens, storm sash, awnings, signs, furnishings of public spaces, halls and lobbies, and shrubbery and plants, and including also all interest of any owner of the Premises in any of such items hereafter at any time acquired under conditional sale contract, chattel mortgage or other title retaining or security instrument, all of which property mentioned in this clause (a) shall be deemed part of the realty covered by this Instrument and not severable



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wholly or in part without material injury to the freehold of the Premises (all of the foregoing together with replacements and additions thereto are referred to herein as "Improvements"); and

     b. all compensation, awards, damages, rights of action and proceeds, including interest thereon and/or the proceeds of any policies of insurance therefor, arising out of or relating to a (i) taking or damaging of the Premises or Improvements thereon by reason of any public or private improvement, condemnation proceeding (including change of grade), sale or transfer in lieu of condemnation, or fire, earthquake or other casualty, or
(ii) any injury to or decrease in the value of the Premises or the Improvements for any reason whatsoever;

     c. return premiums or other payments upon any insurance any time provided for the benefit of or naming METLIFE, and refunds or rebates of taxes or assessments on the Premises;

     d. all the right, title and interest of Borrower in, to and under all written and oral leases and rental agreements (including extensions, renewals and subleases; all of the foregoing shall be referred to collectively herein as the "Leases") now or hereafter affecting the Premises including, without limitation, all rents, issues, profits and other revenues and income therefrom and from the renting, leasing or bailment of Improvements and equipment, all guaranties of tenants' performance under the Leases, and all rights and claims of any kind that Borrower may have against any tenant under the Leases or in connection with the termination or rejection of the Leases in a bankruptcy or insolvency proceeding; and the leasehold estate in the event this Instrument is on a leasehold;

     e. plans, specifications, contracts and agreements relating to the design or construction of the Improvements; Borrower's rights under any payment, performance, or other bond in connection with the design or construction of the Improvements; all landscaping and construction materials, supplies, and equipment used or to be used or consumed in connection with construction of the Improvements, whether stored on the Premises or at some other location; and contracts, agreements, and purchase orders with contractors, subcontractors, suppliers, and materialmen incidental to the design or construction of the Improvements;

     f. all contracts, accounts, rights, claims or causes of action pertaining to or affecting the Premises or the Improvements, including, without limitation, all options or contracts to acquire other property for use in connection with operation or development of the Premises or Improvements, management contracts, service or supply contracts, deposits, bank accounts, general intangibles (including without limitation trademarks, trade names and symbols), permits, licenses, franchises and certificates, and all commitments or agreements, now or hereafter in existence, intended by the obligor thereof to provide Borrower with proceeds to satisfy the loan evidenced hereby or improve the Premises or Improvements, and the right to receive all proceeds due under such commitments or agreements including refundable deposits and fees;

     g. all books, records, surveys, reports and other documents related to the Premises, the Improvements, the Leases, or other items of collateral described herein; and




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     h.     all additions, accessions, replacements, substitutions, proceeds and products of the real and personal property, tangible and intangible, described herein.

     All of the foregoing described collateral is exclusive of any furniture, furnishings or trade fixtures owned and supplied by tenants of the Premises. The Premises, the Improvements, the Leases and all of the rest of the foregoing property are herein referred to as the "Property."

     TO SECURE TO METLIFE (a) the repayment of the indebtedness evidenced by Borrower's note dated of even date herewith in the principal sum of SIX HUNDRED NINETY THOUSAND AND NO/100 DOLLARS ($690,000.00), with interest thereon as set forth in the note, and all renewals, extensions and modifications thereof and having a final maturity date of September 1, 2005 (herein the "Note"); (b) the repayment of any future advances, with interest thereon, made by METLIFE to Borrower pursuant to Section 29 hereof (herein "Future Advances"); (c) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Instrument or to fulfill any of Borrower's obligations hereunder or under the other Loan Documents (as defined below); (d) the performance of the covenants and agreements of Borrower contained herein or in the other Loan Documents; (e) the repayment of all sums now or hereafter owing to METLIFE by Borrower pursuant to any instrument which recites that it is secured hereby, and (f) the payment and performance of all of Borrower's obligations to METLIFE under the documents evidencing and/or securing the following loans by METLIFE to Borrower (collectively, the "Other Loans"):

          (i) MetLife Loan No. 2406499-002 in the original principal amount of $825,000.00;

         (ii) MetLife Loan No. 2406499-003 in the original principal amount of $975,000.00;

        (iii) MetLife Loan No. 2406499-004 in the original principal amount of $660,000.00;

         (iv) MetLife Loan No. 2406499-005 in the original principal amount of $675,000.00;

          (v) MetLife Loan No. 2406499-006 in the original principal amount of $1,125,000.00;

         (vi) MetLife Loan No. 2406499-007 in the original principal amount of $937,000.00;

        (vii) MetLife Loan No. 2406499-009 in the original principal amount of $1,125,000.00;

       (viii) MetLife Loan No. 2406499-010 in the original principal amount of $825,000.00;



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         (ix)   MetLife Loan No. 2406499-011 in the original principal amount of
     $825,000.00;

          (x) MetLife Loan No. 2406499-012 in the original principal amount of $1,200,000.00; and

         (xi) MetLife Loan No. 2406499-013 in the original principal amount of $855,000.00.

The indebtedness and obligations described in clauses (a)-(f) above are collectively referred to herein as the "Indebtedness." The Note, this Instrument, and all other documents evidencing, securing or guarantying the Indebtedness (except any Certificate and Indemnity Agreement Regarding Hazardous Substances), as the same may be modified or amended from time to time, are referred to herein as the "Loan Documents." The terms of the Note secured hereby may provide that the interest rate or payment terms or balance due may be indexed, adjusted, renewed, or renegotiated from time to time, and this Instrument shall continue to secure the Note notwithstanding any such indexing, adjustment, renewal or renegotiation.

     Borrower represents and warrants that Borrower has good, marketable and insurable title to, and has the right to grant, convey and assign an indefeasible fee simple estate in, the Premises, Improvements, rents and leases (or, if this Instrument is on a leasehold, good, marketable and insurable title to, and the right to convey the leasehold estate and that the ground lease is in full force and effect without modification except as noted above and without default on the part of either lessor or lessee thereunder), and the right to convey the other Property, that the Property is unencumbered except as disclosed in writing to and approved by METLIFE prior to the date hereof, and that Borrower will warrant and forever defend unto METLIFE the title to the Property against all claims and demands, subject only to the permitted exceptions set forth in Exhibit B attached hereto.

     Borrower represents, warrants, covenants and agrees for the benefit of METLIFE as follows:

     1. PAYMENT OF PRINCIPAL AND INTEREST. Borrower shall promptly pay when due the principal of and interest on the Indebtedness, any prepayment and other charges provided in the Loan Documents and all other sums secured by this Instrument.

     2. FUNDS FOR TAXES, INSURANCE AND OTHER CHARGES. Upon the occurrence of an Event of Default (hereinafter defined), and at METLIFE's sole option at any time thereafter, Borrower shall pay in addition to each monthly payment on the Note, one-twelfth of the annual real estate taxes, insurance premiums, assessments, water and sewer rates, ground rents and other charges (herein "Impositions") payable with respect to the Property (as estimated by METLIFE in its sole discretion), to be held by METLIFE without interest to Borrower, for the payment of such obligations.


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     If the amount of such additional payments held by METLIFE ("Funds") at the time of the annual accounting thereof shall exceed the amount deemed necessary by METLIFE to provide for the payment of Impositions as they fall due, such excess shall be at Borrower's option, either repaid to Borrower or credited to Borrower on the next monthly installment or installments of Funds due. If at any time the amount of the Funds held by METLIFE shall be less than the amount deemed necessary by METLIFE to pay Impositions as they fall due, Borrower shall pay to METLIFE any amount necessary to make up the deficiency within thirty
(30) days after notice from METLIFE to Borrower requesting payment thereof.

     Upon Borrower's breach of any covenant or agreement of Borrower in this Instrument, METLIFE may apply, in any amount and in any order as METLIFE shall determine in METLIFE's sole discretion, any Funds held by METLIFE at the time of application (i) to pay Impositions which are now or will hereafter become due, or (ii) as a credit against sums secured by this Instrument. Upon payment in full of all sums secured by this Instrument, METLIFE shall refund to Borrower any Funds held by METLIFE.

     3. APPLICATION OF PAYMENTS. Unless applicable law provides otherwise, each complete installment payment received by METLIFE from Borrower under the Note or this Instrument shall be applied by METLIFE first in payment of amounts payable to METLIFE by Borrower under Section 2 hereof, then to interest payable on the Note, then to principal of the Note, and then to interest and principal on any Future Advances in such order as METLIFE, at METLIFE's sole discretion, shall determine. Upon Borrower's breach of any covenant or agreement of Borrower in this Instrument, METLIFE may apply, in any amount and in any order as METLIFE shall determine in METLIFE's sole discretion, any payments received by METLIFE under the Note or this Instrument. Any partial payment received by METLIFE shall, at METLIFE's option, be held in a non-interest bearing account until METLIFE receives funds sufficient to equal a complete installment payment.

     4. CHARGES, LIENS. Borrower shall pay all Impositions attributable to the Property in the manner provided under Section 2 hereof or, if not paid in such manner, by Borrower making payment, when due, directly to the payee thereof, or in such other manner as METLIFE may designate in writing. With respect to ad valorem taxes against the Property, Borrower shall pay such taxes at least thirty (30) days prior to each date on which they become delinquent. To the extent any such taxes may lawfully be paid in installments without incurring any penalty or interest, Borrower may pay such taxes in installments as long as each such installment is paid at least thirty (30) days prior to delinquency. If requested by METLIFE, Borrower shall promptly furnish to METLIFE all notices of Impositions which become due, and in the event Borrower shall make payment directly, Borrower shall promptly furnish to METLIFE receipts evidencing such payments. Borrower shall promptly discharge any lien which has, or may have, priority over or equality with, the lien of this Instrument, and Borrower shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Property. Without METLIFE's prior written permission, Borrower shall not allow any lien inferior to this Instrument to be perfected against the Property. If any lien inferior to this Instrument is filed against the Property without METLIFE's prior written permission and without the consent of Borrower, Borrower shall, within forty-five (45) days after receiving notice of


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the filing of such lien, cause such lien to be released of record and to deliver evidence of such release to METLIFE.

     5. INSURANCE. Borrower shall obtain and maintain the following types of insurance upon and relating to the Property:

     a. "All Risk" property and fire insurance (with extended coverage endorsement including malicious mischief and vandalism) in an amount not less than the full replacement value of the Property (with a deductible not to exceed $5,000 and with co-insurance limited to a maximum of 10% of the amount of the policy), naming METLIFE under a lender's loss payee endorsement (form 438BFU or equivalent) and including agreed amount, inflation guard, replacement cost and waiver of subrogation endorsements;

     b. Comprehensive general liability insurance in an amount not less than $2,000,000.00 insuring against personal injury, death and property damage and naming METLIFE as additional insured;

     c. Business interruption insurance covering loss of income for up to six (6) months; and

     d. Such other types of insurance or endorsements to existing insurance as may be reasonably required from time to time by METLIFE.

     Any insurance coverages required hereunder may be provided under blanket policies so long as such policies (i) satisfy all of the requirements of this
Section 5, and (ii) are endorsed to specifically name or identify the Property.

     Upon each reasonable request of METLIFE, Borrower shall increase the coverages under any of the insurance policies required to be maintained hereunder or otherwise modify such policies in accordance with METLIFE's request. All of the insurance policies required hereunder shall be issued by corporate insurers licensed to do business in the state in which the Property is located and rated A:X or better by A.M. Best Company, and shall be in form acceptable to METLIFE. If and to the extent that the Property is located within an area that has been or is hereafter designated or identified as an area having special flood hazards by the Department of Housing and Urban Development or such other official as shall from time to time be authorized by federal or state law to make such designation pursuant to any national or state program of flood insurance, Borrower shall carry flood insurance with respect to the Property in amounts not less than the maximum limit of coverage then available with respect to the Property or the amount of the Indebtedness, whichever is less. Certificates of all insurance required to be maintained hereunder shall be delivered to METLIFE, along with evidence of payment in full of all premiums required thereunder, contemporaneously with Borrower's execution of this Instrument. All such certificates shall be in form acceptable to METLIFE and shall require the insurance company to give to METLIFE at least thirty (30) days' prior written notice before canceling the policy for any reason or materially amending it. Certificates


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evidencing all renewal and substitute policies of insurance shall be delivered to METLIFE, at least thirty (30) days before termination of the policies being renewed or substituted. Borrower shall deliver evidence of the payment in full of the premium for any renewal or substitute policy of insurance to METLIFE within five (5) days after Borrower's receipt of the invoice for such premium. If any loss shall occur at any time when Borrower shall be in default hereunder, METLIFE shall be entitled to the benefit of all insurance policies held or maintained by Borrower, to the same extent as if same had been made payable to METLIFE, and upon foreclosure hereunder, METLIFE shall become the owner thereof. METLIFE shall have the right, but not the obligation, to make premium payments, at Borrower's expense, to prevent any cancellation, endorsement, alteration or reissuance of any policy of insurance maintained by Borrower, and such payments shall be accepted by the insurer to prevent same.

     If any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable) shall result in damage to or destruction of the Property (such event being called a "Loss"), Borrower will give prompt written notice thereof to METLIFE. All insurance proceeds paid or payable in connection with any Loss shall be paid to METLIFE. If (i) no Event of Default has occurred and is continuing hereunder, (ii) Borrower provides evidence satisfactory to METLIFE of its ability to pay all amounts becoming due under the Note during the pendency of any restoration or repairs to or replacement of the Property, and (iii) the available insurance proceeds are, in METLIFE's judgment, sufficient to fully and completely restore, repair or replace the Property, Borrower shall have the right to apply all insurance proceeds received in connection with such Loss either (a) to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such Loss, or (b) to the payment of the Indebtedness in such order as METLIFE may elect. If an Event of Default has occurred and is continuing hereunder at the time of such Loss, if METLIFE determines that Borrower will be unable to pay all amounts becoming due under the Note during the pendency of any restoration or repairs to or replacement of the Property, or if the available insurance proceeds are insufficient, in METLIFE's judgment, to fully and completely restore, repair or replace the Property, then all of the insurance proceeds payable with respect to such Loss will be applied to the payment of the Indebtedness, or if so instructed by METLIFE, Borrower will promptly, at Borrower's sole cost and expense and regardless of whether sufficient insurance proceeds shall be available, commence to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition, character immediately prior to such Loss. Borrower shall diligently prosecute any restoration, repairs or replacement of the Property undertaken by or on behalf of Borrower pursuant to this Section 5. All such work shall be conducted pursuant to written contracts approved by METLIFE in writing. Notwithstanding anything contained herein to the contrary, in the event the insurance proceeds received by METLIFE following any Loss are insufficient in METLIFE's judgment to fully and completely restore, repair or replace the Property, and if Borrower has complied with all of the other conditions described in this Section 5, Borrower may elect to restore, repair or replace the Property if it first deposits with METLIFE such additional sums as METLIFE determines are necessary in order to fully and completely restore, repair or replace the Property. In the event any insurance proceeds remain following the restoration, repair or replacement of the Property, such proceeds shall be applied to the Indebtedness in such order as METLIFE may elect. Notwithstanding the foregoing, in the event of a Loss in which the damage to the Property (as


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estimated by a qualified insurance adjuster) is less than $10,000.00, then provided no Event of Default has occurred which is continuing and that no event has occurred which with notice, the expiration of any cure period, or both would constitute an Event of Default, Borrower may apply the insurance proceeds arising therefrom directly to the repair of the Property without first causing such proceeds to be paid to METLIFE.

     6. PRESERVATION AND MAINTENANCE OF PROPERTY; LEASEHOLDS. Borrower (a) shall not commit waste or permit impairment or deterioration of the Property,
(b) shall not abandon the Property, (c) shall restore or repair promptly and in a good and workmanlike manner all or any part of the Property to the equivalent of its condition as of the date of this Instrument, or such other condition as METLIFE may approve in writing, in the event of any damage, injury or loss thereto, whether or not insurance proceeds are available to cover in whole or in part the costs of such restoration or repair, (d) shall keep the Property, including all improvements, fixtures, equipment, machinery and appliances thereon, in good repair and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good repair,
(e) shall comply with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property, (f) if all or part of the Property is for rent or lease, then METLIFE, at its option after the occurrence of an Event of Default, may require Borrower to provide for professional management of the Property by a property manager satisfactory to METLIFE pursuant to a contract approved by METLIFE in writing, unless such requirement shall be waived by METLIFE in writing, (g) shall generally operate and maintain the Property in a manner to ensure maximum rentals, and (h) shall give notice in writing to METLIFE of and, unless otherwise directed in writing by METLIFE, appear in and defend any action or proceeding purporting to affect the Property, the security of this Instrument or the rights or powers of METLIFE hereunder. Neither Borrower nor any tenant or other person, without the written approval of METLIFE, shall remove, demolish or alter any improvement now existing or hereafter erected on the Property or any fixture, equipment, machinery or appliance in or on the Property except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind.

     Borrower represents, warrants and covenants that the Property is and shall be in compliance with the Americans with Disabilities Act of 1990 and all of the regulations promulgated thereunder, as the same may be amended from time to time.

     7. USE OF PROPERTY. Unless required by applicable law or unless METLIFE has otherwise agreed in writing, Borrower shall not allow changes in the use for which all or any part of the Property was intended at the time this Instrument was executed. Borrower shall not, without METLIFE's prior written consent, (i) initiate or acquiesce in a change in the zoning classification (including any variance under any existing zoning ordinance applicable to the Property), (ii) cause the use of the Property to become a non-conforming use under applicable zoning ordinances, (iii) file any subdivision or parcel map affecting the Property, or (iv) amend, modify or consent to any easement or covenants, conditions and restrictions pertaining to the Property.



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     8.     PROTECTION OF METLIFE'S SECURITY.  Upon the occurrence of an Event of Default, or if any action or proceeding is commenced which affects the Property or title thereto or the interest of METLIFE therein, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then METLIFE at METLIFE's option may make such appearances, disburse such sums and take such action as METLIFE deems necessary, in its sole discretion, to protect METLIFE's interest, including, but not limited to, (i) disbursement of attorneys' fees, (ii) entry upon the Property to make repairs, and (iii) procurement of satisfactory insurance as provided in Section 5 hereof.

     Any amounts disbursed by METLIFE pursuant to this Section 8, with interest thereon, shall become additional Indebtedness of Borrower secured by this Instrument. Unless Borrower and METLIFE agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the post-maturity rate stated in the Note. Borrower hereby covenants and agrees that METLIFE shall be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the Indebtedness. Nothing contained in this Section 8 shall require METLIFE to incur any expense or take any action hereunder.

     9. INSPECTION. METLIFE may make or cause to be made reasonable entries upon the Property to inspect the interior and exterior thereof.

     10. FINANCIAL DATA. Borrower will furnish to METLIFE, and will cause each guarantor of the Indebtedness to furnish to METLIFE on request, within ninety (90) days after the close of its fiscal year, (i) the consolidated annual balance sheet and profit and loss statements of General Host Corporation
("GHC") for the immediately preceding fiscal year, prepared in accordance with generally accepted accounting principles and practices consistently applied and, if METLIFE so requires, accompanied by the annual audit report of an independent certified public accountant reasonably acceptable to METLIFE, (ii) an annual operating statement for the immediately preceding fiscal year, together with a complete rent roll and other supporting data reflecting all material information with respect to the operation of the Property and Improvements during the period covered thereby, and (iii) all other financial information and reports that METLIFE may from time to time reasonably request, including, if METLIFE so requires, income tax returns of Borrower and any guarantor of the Indebtedness, and financial statements of any tenant of the Property designated by METLIFE.

11. CONDEMNATION. If the Property, or any part thereof, shall be condemned for any reason, including without limitation fire or earthquake damage, or otherwise taken for public or quasi-public use under the power of eminent domain, or be transferred in lieu thereof, all damages or other amounts awarded for the taking of, or injury to, the Property shall be paid to METLIFE who shall have the right, in its sole and absolute discretion, to apply the amounts so received against (a) the costs and expenses of METLIFE, including reasonable attorneys' fees incurred in connection with collection of such amounts, and (b) the balance against the Indebtedness; provided, however, that if (i) no Event of Default shall have occurred and be continuing hereunder,
(ii) Borrower provides evidence satisfactory to METLIFE of its ability to pay all amounts becoming due under the Note during the pendency of any restoration or


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repairs to or replacement of the Property, and (iii) METLIFE determines, in its sole discretion, that the proceeds of such award are sufficient to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such taking (or, if the proceeds of such award are insufficient for such purpose, if Borrower provides additional sums to METLIFE's satisfaction so that the aggregate of such sums and the proceeds of such award will be sufficient for such purpose), the proceeds of such award, together with additional sums provided by Borrower, shall be placed in a separate account for the benefit of METLIFE and Borrower to be used to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such taking. All work to be performed in connection therewith shall be pursuant to a written contract therefor, which contract shall be subject to the prior approval of METLIFE. To the extent that any funds remain after the Property has been so restored and repaired, the same shall be applied against the Indebtedness in such order as METLIFE may elect. To enforce its rights hereunder, METLIFE shall be entitled to participate in and control any condemnation proceedings and to be represented therein by counsel of its own choice, and Borrower will deliver, or cause to be delivered to METLIFE such instruments as may be requested by it from time to time to permit such participation. In the event METLIFE, as a result of any such judgment, decree or award, believes that the payment or performance of any of the Indebtedness is impaired, METLIFE may declare all of the Indebtedness immediately due and payable.

     12. BORROWER AND LIEN NOT RELEASED. From time to time, METLIFE may, at METLIFE's option, without giving notice to or obtaining the consent of Borrower, Borrower's successors or assigns or of any junior lienholder or guarantors, without liability on METLIFE's part and notwithstanding Borrower's breach of any covenant or agreement of Borrower in this Instrument, extend the time for payment of the Indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of the Indebtedness, accept an extension or modification or renewal note or notes therefor, modify the terms and time of payment of the Indebtedness, release from the lien of this Instrument any part of the Property, take or release other or additional security, reconvey any part of the Property, consent to any map or plan of the Property, consent to the granting of any easement, join in any extension or subordination agreement, and agree in writing with Borrower to modify the rate of interest or period of amortization of the Note or decrease the amount of the monthly installments payable thereunder. Any actions taken by METLIFE pursuant to the terms of this
Section 12 shall not affect the obligation of Borrower or Borrower's successors or assigns to pay the sums secured by this Instrument and to observe the covenants of Borrower contained herein, shall not affect the guaranty of any person, corporation, partnership or other entity for payment of the Indebtedness, and shall not affect the lien or priority of the lien hereof on the Property. Borrower shall pay METLIFE a service charge, together with such title insurance premiums and attorneys' fees as may be incurred at METLIFE's option, for any such action if taken at Borrower's request.

     13. FORBEARANCE BY METLIFE NOT A WAIVER. Any forbearance by METLIFE in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any other right or remedy. The acceptance by METLIFE of payment of any sum secured by this Instrument after the due date of such payment shall not be a waiver of METLIFE's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by METLIFE shall not be a waiver of METLIFE's right to accelerate the maturity of the Indebtedness secured by this Instrument, nor shall METLIFE's receipt of any awards, proceeds or damages under Sections 5 and 11 hereof operate to cure or waive Borrower's default in payment of sums secured by this Instrument.

     14. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. This Instrument is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Property which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and Borrower hereby grants and conveys to METLIFE a first and prior security interest in all of the Property that constitutes personalty, whether now owned or hereafter acquired. Borrower agrees that METLIFE may file this Instrument, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified above as part of the Property. Any reproduction of this Instrument or of any other security agreement or financing statement shall be sufficient as a financing statement. In addition, Borrower agrees to execute and deliver to METLIFE, upon METLIFE's request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Instrument in such form as METLIFE may require to perfect a security interest with respect to the foregoing items. Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all costs and expenses of any record searches for financing statements METLIFE may require. Without the prior written consent of METLIFE, Borrower shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in said items, including replacements and additions thereto. Upon Borrower's breach of any covenant or agreement of Borrower contained in this Instrument, including the covenants to pay when due all sums secured by this Instrument, METLIFE shall have the remedies of a secured party under the Uniform Commercial Code, and METLIFE may also invoke the remedies provided in Section 26 of this Instrument as to such items. In exercising any of said remedies METLIFE may proceed against the items of real property and any items of personal property specified above separately or together and in any order whatsoever, without in any way affecting the availability of METLIFE's remedies under the Uniform Commercial Code or of the remedies provided in Section 26 of this Instrument. Within ten
(10) days following any request therefor by METLIFE, Borrower shall prepare and deliver to METLIFE a written inventory specifically listing all of the personal property covered by the security interest herein granted, which inventory shall be certified by Borrower as being true, correct, and complete.

     15. LEASES OF THE PROPERTY. As used in this Section 15, the word "Lease" shall include subleases if this Instrument is on a leasehold. Borrower shall comply with and observe Borrower's obligations as landlord under all Leases of the Property or any part thereof. All Leases now or hereafter entered into will be in form and substance subject to the approval of METLIFE. All Leases of the Property shall specifically provide that such Leases are subordinate to this Instrument; that the tenant attorns to METLIFE, such attornment to be effective upon METLIFE's acquisition of title to the Property; that the tenant agrees to execute such further evidences of attornment as METLIFE may from time to time request; that the attornment of the tenant shall not be terminated by foreclosure; and that METLIFE may, at METLIFE's option, accept or reject such attornments. Borrower shall not, without METLIFE's written consent, request or consent to the subordination of any Lease of all or any part of the Property to any lien subordinate to this Instrument. If Borrower becomes aware that any tenant proposes to do, or is doing, any act or thing which may give rise to any right of set-off against rent, Borrower shall (i) take such steps as shall be reasonably calculated to prevent the accrual of any right to a set-off against rent, (ii) immediately notify METLIFE thereof in writing and of the amount of said set-offs, and (iii) within ten (10) days after such accrual, reimburse the tenant who shall have acquired such right to set-off or take such other steps as shall effectively discharge such setoff and as shall assure that rents thereafter due shall continue to be payable without set-off or deduction. Upon METLIFE's receipt of notice of the occurrence of any default or violation by Borrower of any of its obligations under the Leases, METLIFE shall have the immediate right, but not the duty or obligation, without prior written notice to Borrower or to any third party, to enter upon the Property and to take such actions as METLIFE may deem necessary to cure the default or violation by Borrower under the Leases. The costs incurred by METLIFE in taking any such actions pursuant to this paragraph shall become part of the Indebtedness, shall bear interest at the rate provided in the Note, and shall be payable by Borrower to METLIFE on demand. METLIFE shall have no liability to Borrower or to any third party for any actions taken by METLIFE or not taken pursuant to this paragraph. Borrower represents and warrants to METLIFE that there are no Leases in effect with respect to the Property as of the date hereof.

     16. REMEDIES CUMULATIVE. Each remedy provided in this Instrument is distinct and cumulative to all other rights or remedies under this Instrument or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

     17. TRANSFERS OF THE PROPERTY OR BENEFICIAL INTERESTS IN BORROWER; ASSUMPTION. METLIFE may, at its option, declare all sums secured by this Instrument to be immediately due and payable, and METLIFE may invoke any remedies permitted by Section 26 of this Instrument, if title to the Property is changed without the prior written consent of METLIFE, which consent shall be at METLIFE's sole discretion. Any transfer of any interest in the Property or in the income therefrom, by sale, lease (except for leases to tenants in the ordinary course of managing income property which are approved by METLIFE pursuant to Section 15 of this Instrument), contract, mortgage, deed of trust, further encumbrance or otherwise (including any such transfers as security for additional financing of the Property), and any change in the ownership interests in Borrower (including any change in the ownership interests of any legal entities which comprise or control Borrower), except transfers and changes in ownership by devise or descent, shall be considered a change of title. METLIFE shall have the right to condition its consent to any proposed sale or transfer described in this Section 17 upon, among other things, METLIFE's approval of the transferee's creditworthiness and management ability, and the transferee's execution, prior to the sale or transfer, of a written assumption agreement containing such terms as METLIFE may require, including, if required by METLIFE, the imposition of an assumption fee of one percent
(1%)
of the then outstanding balance of the Indebtedness. Consent by METLIFE to one transfer of the Property shall not constitute consent to subsequent transfers or waiver of the provisions of this Section 17. No transfer by Borrower shall relieve Borrower of liability for payment of the Indebtedness. Notwithstanding anything contained herein to the contrary, sales and purchases of the stock of GHC on public stock exchanges shall not violate this Section 17, so long as no more than twenty percent (20%) of GHC's stock is purchased by one (1) person or entity, either in a single transaction or in a series of transactions.

     18. NOTICE. Except for any notice required under applicable law to be given in another manner, any and all notices, elections, demands, or requests permitted or required to be made under this Instrument or under the Note shall be in writing, signed by the party giving such notice, election, demand or request, and shall be delivered personally, by telegram, or sent by registered, certified, or Express United States mail, postage prepaid, or by Federal Express or similar service requiring a receipt, to the other party at the address stated above, or to such other party and at such other address within the United States of America as any party may designate in writing as provided herein. The date of receipt of such notice, election, demand or request shall be the earliest of (i) the date of actual receipt, (ii) three (3) days after the date of mailing by registered or certified mail, (iii) one (1) day after the date of mailing by Express Mail or the delivery (for redelivery) to Federal Express or another similar service requiring a receipt, or (iv) the date of personal delivery (or refusal upon presentation for delivery).

     19. SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY; AGENTS; CAPTIONS. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective heirs, successors and assigns of METLIFE and Borrower, subject to the provisions of Section 17 hereof. If Borrower is comprised of more than one person or entity, whether as individuals, partners, partnerships or corporations, each such person or entity shall be jointly and severally liable for Borrower's obligations hereunder. In exercising any rights hereunder or taking any actions provided for herein, METLIFE may act through its employees, agents or independent contractors as authorized by METLIFE. The captions and headings of the sections of this Instrument are for convenience only and are not to be used to interpret or define the provisions hereof.

     20. WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce the Note or any other obligation secured by this Instrument.

     21. WAIVER OF MARSHALLING. Notwithstanding the existence of any other security interests in the Property held by METLIFE or by any other party, METLIFE shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. METLIFE shall have the right to determine the order in which any or all portions of the Indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Borrower, any party who consents to this Instrument and any party who now or hereafter acquires a security interest in the Property and who has actual or constructive notice hereof hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

     22. HAZARDOUS WASTE. Borrower has furnished to METLIFE a Phase I Environmental Site Assessment Update dated August, 1995, prepared by CRC Environmental Risk Management, Inc., and an Environmental Questionnaire dated August 29, 1995 (collectively, the "Report"). Except as disclosed to METLIFE in the Report, Borrower has received no notification of any kind suggesting that the Property or any adjacent property is or may be contaminated with any hazardous waste or materials or is or may be required to be cleaned up in accordance with any applicable law or regulation; and Borrower further represents and warrants that, except as previously disclosed to METLIFE in writing, to the best of its knowledge as of the date hereof after due and diligent inquiry, there are no hazardous waste or materials located in, on or under the Property (except for fertilizer and other materials sold at retail by Borrower, which materials are stored and sold in accordance with all applicable laws), or incorporated in any Improvements, nor has the Property ever been used as a landfill or a waste disposal site, or a manufacturing, handling, storage, distribution or disposal facility for hazardous waste or materials. As used herein, the term "hazardous waste or materials" includes any substance or material defined in or designated as hazardous or toxic wastes, hazardous or toxic material, a hazardous, toxic or radioactive substance, or other similar term, by any federal, state or local statute, regulation or ordinance now or hereafter in effect. Borrower shall promptly comply with all statutes, regulations and ordinances, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction, relating to the use, collection, treatment, disposal, storage, control, removal or cleanup of hazardous waste or materials in, on or under the Property or any adjacent property, or incorporated in any Improvements, at Borrower's expense. In the event that METLIFE at any time has a reasonable belief that the Property is not free of all hazardous waste or materials or that Borrower has violated any applicable environmental law with respect to the Property, then immediately, upon request by METLIFE, Borrower shall obtain and furnish to METLIFE, at Borrower's sole cost and expense, an environmental audit and inspection of the Property from an expert satisfactory to METLIFE. In the event that Borrower fails to immediately obtain such audit or inspection, METLIFE or its agents may perform or obtain such audit or inspection at Borrower's sole cost and expense. METLIFE may, but is not obligated to, enter upon the Property and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Property; and whether or not Borrower has actual knowledge of the existence of hazardous waste or materials on the Property or any adjacent property as of the date hereof, Borrower shall reimburse METLIFE as provided in Section 23 below for the full amount of all costs and expenses incurred by METLIFE prior to METLIFE acquiring title to the Property through foreclosure or acceptance of a deed in lieu of foreclosure, in connection with such compliance activities. Neither this provision nor any of the other Loan Documents shall operate to put METLIFE in the position of an owner of the Property prior to any acquisition of the Property by METLIFE. The rights granted to METLIFE herein and in the other Loan Documents are granted solely for the protection of METLIFE's lien and security interest covering the Property, and do not grant to METLIFE the right to control Borrower's actions, decisions or policies regarding hazardous waste or materials.

     23. ADVANCES, COSTS AND EXPENSES. Borrower shall pay within ten (10) days after written demand from METLIFE all sums advanced by METLIFE and all costs and expenses incurred by METLIFE in taking any actions pursuant to the Loan Documents including attorneys' fees and disbursements, accountants' fees, appraisal and inspection fees and the costs for title reports and guaranties, together with interest thereon at the rate applicable under the Note after an Event of Default from the date such costs were advanced or incurred. All such costs and expenses incurred by METLIFE, and advances made, shall constitute advances under this Instrument to protect the Property and shall be secured by and have the same priority as the lien of this Instrument. If Borrower fails to pay any such advances, costs and expenses and interest thereon, METLIFE may apply any undisbursed loan proceeds to pay the same, and, without foreclosing the lien of this Instrument, may at its option commence an independent action against Borrower for the recovery of the costs, expenses and/or advances, with interest, together with costs of suit, costs of title reports and guaranty of title, disbursements of counsel and reasonable attorneys' fees incurred therein or in any appeal therefrom.

     24. ASSIGNMENT OF LEASES AND RENTS. Borrower, for good and valuable consideration, the receipt of which is hereby acknowledged, to secure the Indebtedness, does hereby absolutely and unconditionally grant, bargain, sell, transfer, assign, convey, set over and deliver unto METLIFE all right, title and interest of Borrower in, to and under the Leases of the Property, whether now in existence or hereafter entered into, and all guaranties, amendments, extensions and renewals of said Leases and any of them, and all rents, income and profits which may now or hereafter be or become due or owing under the Leases, and any of them, or on account of the use of the Property.

     Borrower represents, warrants, covenants and agrees with METLIFE as follows:

           a. The sole ownership of the entire lessor's interest in the Leases is vested in Borrower, and Borrower has not, and shall not, perform any acts or execute any other instruments which might prevent METLIFE from fully exercising its rights with respect to the Leases under any of the terms, covenants and conditions of this Instrument.

           b. The Leases are and shall be valid and enforceable in accordance with their terms and have not been and shall not be altered, modified, amended, terminated, canceled, renewed or surrendered except as approved in writing by METLIFE. The terms and conditions of the Leases have not been and shall not be waived in any manner whatsoever except as approved in writing by METLIFE.


           c. Borrower shall not materially alter the term or the amount of rent payable under any Lease without prior written notice to METLIFE and METLIFE's consent, which shall not be unreasonably withheld.

           d. To the best of Borrower's knowledge, there are no defaults now existing under any of the Leases and there exists no state of facts which, with the giving of notice or lapse of time or both, would constitute a default under any of the Leases.

           e. Borrower shall give prompt written notice to METLIFE of any notice received by Borrower claiming that a default has occurred under any of the Leases on the part of Borrower, together with a complete copy of any such notice.

           f. Each of the Leases shall remain in full force and effect irrespective of any merger of the interest of lessor and any lessee under any of the leases.

           g. Borrower will not permit any Lease to become subordinate to any lien other than the lien of this Instrument.

     This assignment is absolute, is effective immediately, and is irrevocable by Borrower so long as the Indebtedness remains outstanding. Notwithstanding the foregoing, until a Notice is sent to Borrower in writing that an Event of Default has occurred (which notice is hereafter called a "Notice"), Borrower may receive, collect and enjoy the rents, income and profits accruing from the Property.

     Upon the occurrence of an Event of Default hereunder, METLIFE may, at its option, after service of a Notice, receive and collect all such rents, income and profits from the Property as they become due. METLIFE shall thereafter continue to receive and collect all such rents, income and profits, as long as such default or defaults shall exist, and during the pendency of any foreclosure proceedings.

     Borrower hereby irrevocably appoints METLIFE its true and lawful attorney with power of substitution and with full power for METLIFE in its own name and capacity or in the name and capacity of Borrower, from and after service of a Notice, to demand, collect, receive and give complete acquittances for any and all rents, income and profits accruing from the Property, either in its own name or in the name of Borrower or otherwise, which METLIFE may deem necessary or desirable in order to collect and enforce the payment of the rents, income and profits of and from the Property. Lessees of the Property are hereby expressly authorized and directed, following receipt of a Notice from METLIFE, to pay any and all amounts due Borrower pursuant to the Leases to METLIFE or such nominee as METLIFE may designate in a writing delivered to and received by such lessees, and the lessees of the Property are expressly relieved of any and all duty, liability or obligation to Borrower in respect of all payments so made.


     Upon the occurrence of any Event of Default, from and after service of a Notice, METLIFE is hereby vested with full power to use all measures, legal and equitable, deemed by it to be necessary or proper to enforce this Section 24 and to collect the rents, income and profits assigned hereunder, including the right of METLIFE or its designee, to enter upon the Property, or any part thereof, and take possession of all or any part of the Property together with all personal property, fixtures, documents, books, records, papers and accounts of

Borrower relating thereto, and METLIFE may exclude Borrower, its agents and servants, wholly therefrom. Borrower hereby grants full power and authority to METLIFE to exercise all rights, privileges and powers herein granted at any and all times after service of a Notice, with full power to use and apply all of the rents and other income herein assigned to the payment of the costs of managing and operating the Property and of any indebtedness or liability of Borrower to METLIFE, including but not limited to the payment of taxes, special assessments, insurance premiums, damage claims, the costs of maintaining, repairing, rebuilding and restoring the improvements on the Property or of making the same rentable, reasonable attorneys' fees incurred in connection with the enforcement of this Instrument, and of principal and interest payments due from Borrower to METLIFE on the Note and this Instrument, all in such order as METLIFE may determine. METLIFE shall be under no obligation to exercise or prosecute any of the rights or claims assigned to it hereunder or to perform or carry out any of the obligations of the lessor under any of the Leases and does not assume any of the liabilities in connection with or arising or growing out of the covenants and agreements of Borrower in the Leases. It is further understood that the assignment set forth in this Section 24 shall not operate to place responsibility for the control, care, management or repair of the Property, or parts thereof, upon METLIFE, nor shall it operate to make METLIFE liable for the performance of any of the terms and conditions of any of the Leases, or for any waste of the Property by any lessee under any of the Leases, or any other person, or for any dangerous or defective condition of the Property or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any lessee, licensee, employee or stranger.

     25. DEFAULT. The following shall each constitute an event of default ("Event of Default"):

            a. Failure of or refusal by Borrower to pay any portion of the sums secured by this Instrument when due, and such failure or refusal shall continue for a period of ten (10) days after written notice is given to Borrower by METLIFE specifying such failure; or

            b. Failure of Borrower within the time required by this Instrument to make any payment for taxes, insurance or for reserves for such payments, or any other payment necessary to prevent filing of or discharge of any lien, and such failure shall continue for a period of ten (10) days after written notice is given to Borrower by METLIFE specifying such failure; or

            c. Failure by Borrower to observe or perform any obligations of Borrower to METLIFE on or with respect to any transactions, debts, undertakings or agreements other than the transaction evidenced by the Note; or

            d. Failure of Borrower to make any payment or perform any obligation under any superior liens or encumbrances on the Property, within the time required thereunder, or commencement of any suit or other action to foreclose any superior liens or encumbrances; or

            e. Failure by Borrower to observe or perform any of its obligations under any of the Leases; or

            f. The Property is transferred or any agreement to transfer any part or interest in the Property in any manner whatsoever is made or entered into without the prior written consent of METLIFE; or

            g. If any lien or encumbrance is filed against the Property, without METLIFE's prior written consent, and the same is not discharged in accordance with Section 4 hereof; or

            h. If any lease agreement covering any portion of the Property is executed by Borrower without MetLife's prior written consent; or

            i. Filing by Borrower of a voluntary petition in bankruptcy or filing by Borrower of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the seeking, consenting to, or acquiescing by Borrower in the appointment of any trustee, receiver, custodian, conservator or liquidator for Borrower, any part of the Property, or any of the income or rents of the Property, or the making by Borrower of any general assignment for the benefit of creditors, or the inability of or failure by Borrower to pay its debts generally as they become due, or business failure of Borrower, or the making or suffering of a preference within the meaning of federal bankruptcy law or the making of a fraudulent transfer under applicable federal or state law, or concealment by Borrower of any of its property in fraud of creditors, or the imposition of a lien upon any of the property of Borrower which is not discharged in the manner permitted by Section 4 of this Instrument, or the giving of notice by Borrower to any governmental body of insolvency or suspension of operations; or

            j. Filing of a petition against Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debts, or the appointment of any trustee, receiver, custodian, conservator or liquidator of Borrower, of any part of the Property or of any of the income or rents of the Property, unless such petition shall be dismissed within sixty (60) days after such filing, but in any event prior to the entry of an order, judgment or decree approving such petition; or

           k. The institution of any proceeding for the dissolution or termination of Borrower voluntarily, involuntarily, or by operation of law, and, in the event such proceeding is involuntary, if the same is not dismissed within sixty (60) days after it is commenced; or

           l. A material adverse change occurs in the assets, liabilities or net worth of Borrower or any of the guarantors of the indebtedness evidenced by the Note from the assets, liabilities or net worth of Borrower or any of the guarantors of the indebtedness evidenced by the Note previously disclosed to METLIFE; or

           m. Any warranty, representation or statement furnished to METLIFE by or on behalf of Borrower under the Note, this Instrument, any of the other Loan Documents or the

Certificate and Indemnity Agreement Regarding Hazardous Substances, shall prove to have been false or misleading in any material respect; or

           n. Failure of Borrower to observe or perform any other covenant or condition contained in the Note and such default shall continue for thirty
(30) days after notice is given to Borrower specifying the nature of the failure. No notice of default and no opportunity to cure shall be required if during the prior twelve (12) months METLIFE has already sent two (2) notices to Borrower concerning default in performance of the same obligation; or

           o. Failure of Borrower to observe or perform any other obligation under this Instrument, any other Loan Document or the Certificate and Indemnity Regarding Hazardous Substances when such observance or performance is due, and such failure shall continue beyond the applicable cure period set forth in such Loan Document, or if the default cannot be cured within such applicable cure period, Borrower fails within such time to commence and pursue curative action with reasonable diligence or fails at any time after expiration of such applicable cure period to continue with reasonable diligence all necessary curative actions. No notice of default and no opportunity to cure shall be required if during the prior twelve (12) months METLIFE has already sent two (2) notices to Borrower concerning default in performance of the same obligation; or

          p. Any of the foregoing events described in subparagraphs (i)-(l) above occur with respect to any guarantor of any of Borrower's obligations in connection with the Indebtedness; or

          q. The occurrence of any Event of Default under any of the documents evidencing or securing the Other Loans.

     26.  RIGHTS AND REMEDIES ON DEFAULT.

     Upon the occurrence of any Event of Default and at any time thereafter, METLIFE may exercise any one or more of the following rights and remedies:

          a. METLIFE may declare the entire Indebtedness, including the then unpaid principal balance on the Note, the accrued but unpaid interest thereon, court costs and attorney's fees hereunder immediately due and payable, without notice, presentment, protest, demand or action of any nature whatsoever (each of which hereby is expressly waived by Borrower), whereupon the same shall become immediately due and payable. Additionally, METLIFE shall not be required to make any further advances on the Note or other Loan Documents upon the occurrence of an Event of Default or an event which, with the giving of notice or passing of time, would constitute an Event of Default.

          b. METLIFE may enter upon the Property and take exclusive possession thereof and of all books, records and accounts relating thereto without notice and without being guilty of trespass, and hold, lease, manage, operate or otherwise use or permit the use of the Property, either itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as METLIFE may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as METLIFE shall deem necessary or desirable), and apply all rents and other amounts collected by METLIFE in connection therewith in accordance with the provisions of subsection (h) of this Section 26. Borrower hereby irrevocably appoints METLIFE as the agent and attorney-in-fact of Borrower, with full power of substitution, and in the name of Borrower, if METLIFE elects to do so, to (i) endorse the name of Borrower on any checks or drafts representing proceeds of the insurance policies, or other checks or instruments payable to Borrower with respect to the Property, (ii) prosecute or defend any action or proceeding incident to the Property, and (iii) take any action with respect to the Property that METLIFE may at any time and from time to time deem necessary or appropriate. METLIFE shall have no obligation to undertake any of the foregoing actions, and if METLIFE should do so, it shall have no liability to Borrower for the sufficiency or adequacy of any such actions taken by METLIFE.

          c. METLIFE may foreclose the lien hereof in accordance with the laws of the State of Illinois, and:

                 (1) in any suit or proceeding to foreclose the lien hereof, there shall be allowed and included as additional Indebtedness in the decree for sale, all expenditures and expenses which may be paid or incurred by or on behalf of METLIFE for attorneys' fees, appraisers' fees, outlays for documentary and expert evidence, stenographers' charges, publication costs and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to title, as METLIFE may deem reasonably necessary either to prosecute such suit or to evidence to bidders at sales which may be had pursuant to such decree the true conditions of the title or to the value of the Property; and

                 (2) all expenditures and expenses of the nature mentioned in this subparagraph c, and such expenses and fees as may be incurred in the protection of the Property in the maintenance of the lien of this Instrument, including the fees of any attorney employed by METLIFE in any litigation and proceedings affecting this Instrument, the Note or the Property or the rights of METLIFE hereunder or as to which METLIFE may be made a party by virtue of its interest in the Property pursuant to this Instrument or otherwise, including probate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall constitute so much additional Indebtedness, and shall be immediately due and payable by Borrower, with interest thereon at the default rate as indicated in the Note.

          d. After sale of the Property, or any portion thereof, Borrower will be divested of any and all interest and claim thereto, including any interest or claim to all insurance policies, bonds, loan commitments and other intangible property covered hereby. Additionally, Borrower will be considered a tenant at sufferance of the purchaser of the Property, and said purchaser shall be entitled to immediate possession thereof, and if Borrower shall fail to vacate the Property immediately, the purchaser may and shall have the right, without further notice to Borrower, to go into any justice court in any precinct or county in which the Property is located and file an action in forcible entry and detainer, which action shall lie against Borrower or its assigns or legal representatives, as a tenant at sufferance. This remedy is cumulative of any and all remedies the purchaser may have hereunder or otherwise.

      e.(1) Upon, or at any time after, the filing of a complaint to foreclose this Instrument, the court in which such complaint is filed may appoint a receiver of the Property. Such appointment shall be a matter of strict right and Borrower hereby irrevocably consents thereto. Such appointment may be made either before or after sale, without notice to Borrower, without regard to solvency or insolvency of Borrower at the time of application of such receiver, and without regard to the then value of the Property or whether the same shall be then occupied as a homestead or not, and METLIFE, or any holder of the Note, may be appointed as such receiver. Such receiver shall have the power to collect the rents during the pendency of such foreclosure suit and, in case of a sale and a deficiency, during the full statutory period of redemption, if any, whether there be a redemption or not, as well as during any further times when Borrower, except for the intervention of such receiver, would be entitled to collection of such rents and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Property during the whole of said period. Such receiver shall apply the income from the Property in accordance with the provisions of subsection (h) of this Section 26.

     (2) METLIFE may exercise any and all other rights, remedies and recourses granted under the Loan Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise.

      f. METLIFE shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including specifically those granted by the Uniform Commercial Code in effect and applicable to the Property or any portion thereof) and the same (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against Borrower, any guarantor of the Indebtedness or others obligated under the Note, or against the Property, or against any one or more of them at the sole discretion of METLIFE; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (iv) are intended to be, and shall be, nonexclusive.


      g. To the fullest extent permitted by law, Borrower hereby irrevocably and unconditionally waives and releases (i) all benefits that might accrue to Borrower by any present or future laws exempting the Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (ii) all notices of any Event of Default (except as may be specifically provided for under the terms hereof), presentment, demand, notice of intent to accelerate, notice of acceleration and any other notice of METLIFE's election to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents; (iii) any right to appraisal or marshalling of assets or a sale in inverse order of alienation; (iv) any and all rights, benefits or exemptions under or by virtue of the homestead exemption laws of the state of Illinois; and (v) the administration of estates of decedents, or other matter to defeat, reduce or affect the right of METLIFE under the terms of this Instrument to sell the Property for the collection of the Indebtedness secured hereby (without any prior or different resort for collection) or the right of METLIFE, under the terms of this Instrument, to receive the payment of the Indebtedness out of the proceeds of sale of the Property in preference to every other person and claimant whatever (only reasonable expenses of such sale being first deducted). Borrower expressly waives and relinquishes any right or remedy which it may have or be able to assert by reason of the provisions of any laws pertaining to the rights and remedies of sureties. Without limiting the foregoing: (i) Borrower hereby expressly waives any and all rights of redemption from sale, if any, under any order or decree of foreclosure of this Instrument, on its own behalf and on behalf of each and every person, it being the intent herein that any and all such rights of redemption of Borrower and all other persons are and shall be deemed to be hereby waived to the full extent permitted by the provisions of Chapter 110, Para. 12-124, Para. 12-125 and Para. 15-1601 of the Illinois Statutes or other applicable law or replacement statutes; (ii)
Borrower will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any right, power or remedy herein, or otherwise granted or delegated to METLIFE but will suffer and permit the execution of every such right, power and remedy as though no such law or laws had been made or enacted; and (iii) if Borrower is a trustee, Borrower represents that the provisions of this Section (including the waiver of redemption rights) are made at the express direction of Borrower's beneficiaries and the persons having the power of direction over Borrower, and are made on behalf of the trust estate of Borrower and all beneficiaries of Borrower, as well as all other persons mentioned above.

     h. The proceeds of any sale of, and the rents, profits and other income generated by the holding, leasing, operating or other use of the Property, shall be applied by METLIFE (or the receiver, if one is appointed) to the extent that funds are so available therefrom in the following orders of priority: (i) first, to the payment of the costs and expenses of taking possession of the Property and of holding, using, leasing, maintaining, repairing, improving and selling the same, including, without limitation, (A) receiver's fees; (B) costs of advertisement; (C) attorneys' and accountants' fees; and (D) court costs; if any; (ii) second, to the payment of all amounts, other than the principal amount and accrued but unpaid interest on the Note which may be due to METLIFE under the Loan Documents, including all Indebtedness, together with interest thereon as provided therein, in such order and manner as METLIFE may determine; (iii) third to the payment of all accrued but unpaid interest due on the Note in such order and manner as METLIFE may determine; (iv) fourth to the payment of the principal amount outstanding on the Note in such order and manner as METLIFE may determine and all other Indebtedness; and (v) fifth, to Borrower. Borrower, any guarantor of the Indebtedness and any other party liable on the Indebtedness shall be liable for any deficiency remaining in the Indebtedness subsequent to any sale referenced in this subsection (h).

     i. METLIFE shall have the right to become the purchaser at any sale of the Property hereunder and shall have the right to be credited on the amount of its bid therefor all of the Indebtedness due and owing as of the date of such sale.

     j. If METLIFE shall accelerate the Indebtedness following the occurrence of an Event of Default, any payments received by METLIFE following such acceleration, whether as the result of voluntary payments made by Borrower or as a result of the sale of the Property, shall be deemed voluntary prepayments of the Note and accordingly, the prepayment fee required under the Note shall also be payable, subject to the terms of the Note.

     k. The purchaser at any foreclosure sale hereunder may disaffirm any easement granted, or rental, lease or other contract made in violation of any provisions of this Instrument and may take immediate possession of the Property free from, and despite the terms of, any such grant of easement, rental, lease or other contract.

     27. RECONVEYANCE. Upon payment of all sums secured by this Instrument, METLIFE shall release the Property from the lien of this Instrument and shall surrender this Instrument and all notes evidencing Indebtedness secured by this Instrument. Borrower shall pay the costs incurred in so releasing the Property.

     28. USE OF PROPERTY. The Property is not currently used for agricultural, farming, timber or grazing purposes. Borrower warrants that this Instrument is and will at all times constitute a commercial mortgage, as defined under appropriate state law.

     29. FUTURE ADVANCES. Upon request of Borrower, METLIFE, at METLIFE's option so long as this Instrument secures Indebtedness held by METLIFE, may make Future Advances to Borrower. Such Future Advances, with interest thereon, shall be secured by this Instrument when evidenced by promissory notes stating that said notes are secured hereby. The aggregate of the Indebtedness secured hereby shall at no time exceed $100,000,000.00.

     30.    IMPOSITION OF TAX BY STATE.

     9. State Taxes Covered. The following constitute state taxes to which this Section applies:

                (1) A specific tax upon mortgages or upon all or any part of the indebtedness secured by a mortgage.


                (2) A specific tax on a grantor which the taxpayer is authorized or required to deduct from payments on the indebtedness secured by a mortgage.

                (3) A tax on a mortgage chargeable against the Mortgagee or the holder of the note secured.

                (4) A specific tax on all or any portion of the indebtedness or on payments of principal and interest made by a Mortgagor.

           b. Remedies. If any state tax to which this Section applies is enacted subsequent to the date of this Instrument, this shall have the same effect as an Event of Default, and METLIFE may exercise any or all of the remedies available to it unless the following conditions are met:

                (1) Borrower may lawfully pay the tax or charge imposed by state tax, and

                (2) Borrower pays the tax or charge within thirty (30) days after it becomes due and payable.

     31. ATTORNEYS' FEES. In the event suit or action is instituted to enforce or interpret any of the terms of this Instrument (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before and after trial and on appeal whether or not taxable as costs, or in any bankruptcy proceeding including, without limitation, attorneys' fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses. Whether or not any court action is involved, all reasonable expenses, including but not limited to the costs of searching records, obtaining title reports, surveyor reports, title insurance, trustee fees, and other attorney fees, incurred by METLIFE that are necessary at any time in METLIFE's opinion for the protection of its interest or enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest from the date of expenditure until repaid at the interest rate as provided in the Note. The term "attorneys' fees" as used in the Loan Documents shall be deemed to mean such fees as are reasonable and are actually incurred.

     32. GOVERNING LAW; SEVERABILITY. This Instrument shall be governed by the law of the State of Illinois applicable to contracts made and to be performed therein (excluding choice-of-law principles). In the event that any provision or clause of this Instrument or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Instrument or the Note which can be given effect without the conflicting provision, and to this end the provisions of this Instrument and the Note are declared to be severable.

     33.   TIME OF ESSENCE.  Time is of the essence of this Instrument.


     34. CHANGES IN WRITING. This Instrument and any of its terms may only be changed, waived, discharged or terminated by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any agreement subsequently made by Borrower or METLIFE relating to this Instrument shall be superior to the rights of the holder of any intervening lien or encumbrance.

     35. NO OFFSET. Borrower's obligation to make payments and perform all obligations, covenants and warranties under this Instrument and under the Note shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation any setoff, counterclaim, abatement, suspension, recoupment, deduction, defense or other right that Borrower or any guarantor may have or claim against METLIFE or any entity participating in making the loan secured hereby. The foregoing provisions of this section, however, do not constitute a waiver of any claim or demand which Borrower or any guarantor may have in damages or otherwise against METLIFE or any other person, or preclude Borrower from maintaining a separate action thereon; provided, however, that Borrower waives any right it may have at law or in equity to consolidate such separate action with any action or proceeding brought by METLIFE.

     36. AUTHORIZATION TO INSERT. Borrower authorizes METLIFE or its agent to insert in the spaces provided herein the amount of the Note, the mortgagee's loan policy number, the title company issuing such policy, the total amounts of the obligations secured, and the last payment due dates, if any of the foregoing information is not typed in on this document.

     37. BUSINESS LOAN. Borrower represents and agrees that the loan evidenced by the Note and secured hereby is a business loan within the purview of Section 6404 of Chapter 17 of Illinois Revised Statute (or any substitute, amended or replacement statutes) and is transacted solely for the purpose of carrying on and acquiring the business of Borrower.

           IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

     IN WITNESS WHEREOF, Borrower has executed this Instrument or has caused the same to be executed by its representatives thereunto duly authorized.

                                       BORROWER:

                                       FRANK'S NURSERY & CRAFTS, INC.,
                                       a Michigan corporation


                                       By:  Robert M. Lovejoy
                                            ------------------------
                                            Robert M. Lovejoy,
                                            Vice President

STATE OF Michigan      Section
                       Section
COUNTY OF Wayne        Section



     This foregoing instrument was acknowledged before me this 31st day of August, 1995, by Robert M. Lovejoy, Vice President of FRANK'S NURSERY & CRAFTS, INC., a Michigan corporation, on behalf of said corporation.


                                        ______________________________________
                                        Notary Public State of

                                        _______________________________________
                                        Printed Name

My Commission Expires:                  A. COLETTE MEZZA
                                        Notary Public, Macomb County, MI.
______________________                  Acting in Wayne County.
                                        My Commission Expires July 6, 1997.

File No. 95K0361 Page 2

                                   EXHIBIT A


Parcel One:

Lot One in St. Charles Commercial Center Unit No. One pursuant to Plat of Subdivision recorded in the Recorder's Office of Kane County, Illinois on August 17, 1982 as Document No. 1614147, also legally described as follows:
That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of Third Principal Meridian described as follows: Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 210.0 feet for a point of beginning; thence continuing Northeasterly along the prolongation of the last described course
450.0 feet; thence Southeasterly at right angles to the last described course
310.0 feet; thence Southwesterly at right angles to the last described course
450.0 feet; thence Northwesterly at right angles to the last described course
310.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Two:

Easement for ingress and egress as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian, described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 210.0 feet for a point of beginning; thence continuing Northeasterly along the prolongation of the last described course 18.0 feet; thence Southeasterly at right angles to the last described course 457.0 feet; thence Southwesterly at right angles to the last described course 18.0 feet; thence Northwesterly at right angles to the last described course 457.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Three:

Easement for ingress and egress as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 210.0 feet for a point of beginning; thence Southwesterly along the last described course 18.0 feet; thence Southeasterly at right angles to the last described course 457.0 feet; thence Northeasterly at right angles to the last described course 18.0 feet; thence Northwesterly at right angles to the last described course 457.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Four:

Easement for ingress and egress as contained in Construction and Maintenance Agreement as Document 1614587, dated July 28, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows: Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet for a point of beginning; thence Northeasterly at right angles to the last described course 660.0 feet; thence Northwesterly at right angles to the last described course 50.0 feet; thence Southwesterly at right angles to the last described course 660.0 feet to said Northeasterly line; thence Southeasterly along said Northeasterly line 50.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

File No. 95K0361 Page 3

Parcel Five:

Easement for ingress and egress as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 192.0 feet; thence Southeasterly at right angles to the last described course 196.0 feet for a point of beginning; thence continuing Southeasterly along the prolongation of the last described course 28.0 feet; thence Southwesterly at right angles to the last described course 28.0 feet; thence Southwesterly at right angles to the last described course to said Northeasterly line; thence Northwesterly along said Northeasterly line to a line drawn parallel with the last described course from the point of beginning; thence Northeasterly to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Six:

Easement for ingress and egress as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 192.0 feet; thence Southeasterly at right angles to the last described course 409.0 feet for a point of beginning; thence continuing Southeasterly along the prolongation of the last described course 28.0 feet; thence Southwesterly at right angles to the last described course 202.80 feet to said Northeasterly line; thence Northwesterly along said Northeasterly line 28.08 feet to a line drawn parallel with the last described course from the point of beginning; thence Northeasterly 200.63 feet to the point of beginning in the City of St.
Charles, Kane County, Illinois.

Parcel Seven:

Easement for ingress and egress truncations, Westerly as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of
Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows: Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course
192.0 feet; thence Southeasterly at right angles to the last described course
176.0 feet for a point of beginning; thence continuing Southeasterly along the prolongation of the last described course 20.0 feet; thence Southwesterly at right angles to the last described course 20.0 feet; thence Northerly to the point of beginning and also that part of said Quarter described by commencing at the most Easterly corner of the aforesaid tract; thence Southeasterly along the Northeasterly line extended Southeasterly of said tract 48.0 feet for a point of beginning; thence Northwesterly along the last described course 20.0 feet; thence Southwesterly at right angles to the last described course 20.0 feet; thence Easterly to the point of beginning, all in the City of St. Charles, Kane County, Illinois.

File No. 95K0361 Page 4

Parcel Eight:

Easement for ingress and egress truncations, Easterly as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of
Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows: Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course
192.0 feet; thence Southeasterly at right angles to the last described course
389.0 feet for a point of beginning; thence continuing Southeasterly along the prolongation of the last described course 20.0 feet; thence Southwesterly at right angles to the last described course 20.0 feet; thence Northerly to the point of beginning and also that part of said Quarter described by commencing at the most Easterly corner of the aforesaid tract; thence Southeasterly along the Northeasterly line extended Southeasterly of said tract 48.0 feet for a point of beginning; thence Northwesterly along the last described course 20.0 feet; thence Southwesterly at right angles to the last described course 20.0 feet; thence Easterly to the point of beginning, all in the City of St. Charles, Kane County, Illinois.


Parcel Nine:

Easement for sign purposes as contained in Construction and Maintenance Agreement as Document 1614587, dated July 28, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows: Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet for a point of beginning; thence Northeasterly at right angles to the last described course 30.0 feet; thence Southeasterly at right angles to the last described course 20.0 feet; thence Southwesterly at right angles to the last described course 30.0 feet to said Northeasterly line; thence Northwesterly along said Northeasterly line 20.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Ten:

Easement for detention basin purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows: Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southwesterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 210.0 feet; thence continuing Northeasterly along the prolongation of the last described course 450.0 feet; thence Southeasterly at right angles to the last described course 310.0 feet; thence Southwesterly at right angles to the last described course 265.64 feet for a point of beginning; thence Northeasterly along the last described course 265.64 feet; thence Northwesterly at right angles to the last described course 100.0 feet; thence Northeasterly at right angles to the last described course 124.0 feet; thence Easterly along a line forming an angle of 126 degrees 50 minutes 43 seconds with the last described course (measured counter-clockwise therefrom) 209.44 feet to the West line of Fourteenth Street South; thence Southerly along said West line 511.94 feet; thence Westerly at right angles to the last described course 155.76 feet; thence Northwesterly along a line forming an angle of 147 degrees 24 minutes 40 seconds with the last described course (measured counter-clockwise therefrom) 212.11 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

File No. 95K0361 Page 5

Parcel Eleven:

Easement for storm sewer purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 228.0 feet; thence Southeasterly at right angles to the last described course 320.0 feet for a point of beginning; thence Northwesterly along the last described course 10.0 feet; thence Northeasterly at right angles to the last described course 166.36 feet; thence Easterly along a line forming an angle of 70 degrees 00 minutes with the prolongation of the last described course (measured clockwise therefrom) 10.64 feet to a line drawn parallel with the last described course from the point of beginning; thence Southwesterly along said parallel line
170.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.


Parcel Twelve:

Easement for utility purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1455.0 feet; thence Northeasterly at right angles to the last described course 228.0 feet for point of beginning; thence continuing Northeasterly along the prolongation of the last described course 10.0 feet; thence Southeasterly at right angles to the last described course 442.0 feet; thence Southwesterly at right angles to the last described course 10.0 feet; thence Northwesterly at right angles to the last described course 443.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Thirteen:

Easement for utility purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 182.0 feet for a point of beginning; thence continuing Northeasterly along the prolongation of the last described course 10.0 feet; thence Southeasterly at right angles to the last described course 457.0 feet; thence Southwesterly at right angles to the last described course 10.0 feet; thence Northwesterly at right angles to the last described course 457.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

Filel No. 95K0361 Page 6

Parcel Fourteen:

Easement for utility purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 182.0 feet; thence Southeasterly at right angles to the last described course 305.0 feet for a point of beginning; thence continuing Southeasterly along the prolongation of the last described course 10.0 feet; thence Southwesterly at right angles to the last described course 185.13 feet to said Northeasterly line; thence Northwesterly along said Northeasterly line 10.01 feet to a line drawn parallel with the last described course from the point of beginning; thence Northeasterly 184.70 feet to the point of beginning in the City of St.
Charles, Kane County, Illinois.

Parcel Fifteen:

Easement for utility purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet for a point of beginning; thence Northeasterly at right angles to the last described course
660.0 feet; thence Southeasterly at right angles to the last described course
15.0 feet; thence Southwesterly at right angles to the last described course
660.0 feet to said Northeasterly line; thence Northwesterly along said Northeasterly line 15.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Sixteen:

Easement for utility purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1455.0 feet; thence Northeasterly at right angles to the last described course 238.0 feet; thence Southeasterly at right angles to the last described course 442.0 feet for a point of beginning; thence Southwesterly at right angles to the last described course 56.0 feet; thence Southeasterly at right angles to the last described course 91.24 feet; thence Easterly along a line forming an angle of 147 degrees 24 minutes 40 seconds with the last described course (measured clockwise therefrom) 248.12 feet to the West line of Fourteenth Street South; thence Northerly along said West line at right angles to the last described course
56.0 feet; thence Westerly at right angles to the last described course 231.75 feet; thence Northwesterly along a line forming angle of 147 degrees 24 minutes 40 seconds with the last described course (measured counter-clockwise therefrom) 74.87 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

File No. 95K0361 Page 7

Parcel Seventeen:

Easement for utility purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southwest corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 660.0 feet; thence Southeasterly at right angles to the last described course 210.0 feet; thence Northeasterly at right angles to the last described course 124.0 feet; thence Westerly along a line forming an angle of 126 degrees 50 minutes 43 seconds with the prolongation of the last described course (measured counter-clockwise therefrom) 108.43 feet for a point of beginning; thence Easterly along the last described course and said course extended 317.87 feet to the West line of Fourteenth Street South; thence Northerly along said West line 20.06 feet; thence Westerly parallel with penultimate described course 314.80 feet; thence Westerly along a line forming an angle of 154 degrees 19 minutes 43 seconds with the last described course (measured counter-clockwise therefrom) 67.49 feet; thence Northwesterly along a line forming an angle of 168 degrees 49 minutes 34 seconds with the last described course (measured counter-clockwise therefrom) 48.67 feet; thence Southwesterly at right angles to the last described course 30.0 feet; thence Southeasterly 125.61 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

Parcel Eighteen:

Easement for utility purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows:
Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles, Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet; thence Northeasterly at right angles to the last described course 660.0 feet; thence Southeasterly at right angles to the last described course 210.0 feet; thence Northeasterly at right angles to the last described course 124.0 feet; thence Westerly along a line forming an angle of 126 degrees 50 minutes 43 seconds with the prolongation of the last described course (measured counter-clockwise therefrom) 103.40 feet for a point of beginning; thence continuing Westerly along the prolongation of the last described course 5.03 feet; thence Northwesterly along a line forming an angle of 154 degrees 19 minutes 43 seconds with the last described course (measured counter-clockwise therefrom)
16.28 feet; thence Southwesterly along a line forming an angle of 101 degrees 10 minutes 26 seconds with the last described course (measured clockwise therefrom) 55.82 feet; thence Southeasterly at right angles to the last described course 20.0 feet; thence Northeasterly at right angles to the last described course 62.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois.

                                                                      EXHIBIT B

                              SCHEDULE B - PART II
                           COMMITMENT NUMBER 95K0361


GENERAL EXCEPTIONS:
Note: Any Policy issued in connection with this Commitment for title insurance will contain the following preprinted General Exceptions:

SPECIAL EXCEPTIONS:

3. General Real Estate Taxes on the land for the years 1994, 1995 and subsequent years. Permanent Tax Index Number(s): 09-33-329-013

    Note: 1994 final installment taxes in the amount of $13,687.94 are due and payable September 5, 1995, but not yet delinquent.

4. Covenants, conditions, restrictions and easements in the Declaration of Easements and Agreement for use and maintenance of Storm Damage System recorded February 13, 1979 as Document 1494073 made by State Bank of St. Charles, Trustee of Trust T -303, Kent W. Shodeen and Joan G. Shodeen and St. Charles Savings and Loan Association, relating to easements for storm waster distribution system, to the common use, care, maintenance, replacement and reconstruction of said system, to allocation of costs thereof by future owners of the land, to real estate taxes, insurance and to other provisions as therein contained. First Addendum to said Declaration recorded December 17, 1981 as Document 1595256. (For particulars, see record), and as shown on Survey of Hagensee Surveying Group, Ltd. dated August 11, 1995, Job No. 583801.

5. Rights of adjoining owners, public utilities Companies, and City of St. Charles in and to the concurrent use of easements listed as Parcels Two, Three, Four, Nine and Eleven.

                              SCHEDULE B - PART II
                           COMMITMENT NUMBER 95K0361

 7. Rights of City of St. Charles "Grantee" in Grant of Easement, dated August 11, 1982 and recorded August 17, 1982 as Document 1614146. (Affects Easement Parcels Two, Three and Five), and as shown on Survey of Hagensee Surveying Group, Ltd. dated August 11, 1995, Job No. 583801.

 8. Restrictions contained in Ordinance No. 1982-2-6, recorded August 17, 1982 as Document 1614145.

 9. Terms, Provisions and Conditions of Declaration of Easements recorded August 17, 1982 and August 23, 1982 as Document Numbers 1614146 and 1614585. (For particulars, see record), and as shown on Survey of Hagensee Surveying Group, Ltd. dated August 11, 1995, Job No. 583801.

10. Easement for utility purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows: Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1455.0 feet; thence Northeasterly at right angles to the last described course 228.0 feet for point of beginning; thence continuing Northeasterly along the prolongation of the last described course 10.0 feet; thence Southeasterly at right angles to the last described course 442.0 feet; thence Southwesterly at right angles to the last described course 10.0 feet; thence Northwesterly at right angles to the last described course
     443.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois, and as shown on Survey of Hagensee surveying Group, Ltd. dated August 11, 1995, Job No. 583801.

11. Easement for utility purposes as contained in Declaration of Easements as Document 1614585, dated July 27, 1982 and recorded August 23, 1982, described as follows: That part of the Southwest Quarter of Section 33, Township 40 North, Range 8 East of the Third Principal Meridian described as follows: Commencing at the Southeast corner of Joe Keim's Randall Road Subdivision, St. Charles Township, Kane County, Illinois; thence Southeasterly along the Northeasterly line of Illinois State Route No. 38, 1440.0 feet for a point of beginning; thence Northeasterly at right angles to the last described course 660.0 feet; thence Southeasterly at right angles to the last described course 15.0 feet; thence Southwesterly at right angles to the last described course 660.0 feet to said Northeasterly line; thence Northwesterly along said Northeasterly line 15.0 feet to the point of beginning in the City of St. Charles, Kane County, Illinois, and as shown on Survey of Hagensee Surveying Group, Ltd. dated August 11, 1995, Job No. 583801.

12. Terms, Provisions and Conditions contained in Easement, Construction and Maintenance Agreement, dated July 28, 1982 and recorded August 23, 1982 as Document 1614587. (For particulars, see record)

13. Terms, Provisions and Conditions contained in Easement, dated January 30, 1979 and recorded February 13, 1979 as Document 1494081, amended by First Amendment dated December 30, 1981 and recorded April 30, 1982 as Document 1605393. (For particulars, see record) (Affects Parcel Four).

14. Portion of storm sewer described in Document Number 1595256, located within Easement Parcel 4, as shown on Plat of Survey by Hagensee Surveying Group, Ltd, dated March 21, 1994 and revised August 11, 1995 as Job No. 583801.

15. Unrecorded lease in favor of Federal Express for building and drop box located in the Southwest corner of Parcel 1, as shown on Plat of Survey by Hagensee Surveying Group, Ltd, dated March 21, 1994 and revised August 11, 1995 as Job No. 583801.